Exhibit 99.2

Harmony Biosciences Q1 2022 Financial and Business Update May 3, 2022 ([KLELW

Legal Disclaimer 2 This presentation includes forwardǦlooking statements within the meaning of the Private Securities Reform Act of 1995. All statements other than statements of historical facts contained in these materials or elsewhere, including statements regarding Harmony Biosciences Holdings, Inc.’s (the “Company”) future financial position, business strategy and plans and objectives of management for future operations, should be considered forward-looking statements. Forward-looking statements use words like “believes,” “plans,” “expects,” “intends,” “will,” “would,” “anticipates,” “estimates,” and similar words or expressions in discussions of the Company’s future operations, financial performance or the Company’s strategies. These statements are based on current expectations or objectives that are inherently uncertain, especially in light of the Company’s limited operating history. These and other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2022 and its other filings with the SEC could cause actual results to differ materially and adversely from those indicated by the forward-looking statements made in this presentation. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change. This presentation includes information related to market opportunity as well as cost and other estimates obtained from internal analyses and external sources. The internal analyses are based upon management’s understanding of market and industry conditions and have not been verified by independent sources. Similarly, the externally sourced information has been obtained from sources the Company believes to be reliable, but the accuracy and completeness of such information cannot be assured. Neither the company, nor any of its respective officers, directors, managers, employees, agents, or representatives, (i) make any representations or warranties, express or implied, with respect to any of the information contained herein, including the accuracy or completeness of this presentation or any other written or oral information made available to any interested party or its advisor (and any liability therefore is expressly disclaimed), (ii) have any liability from the use of the information, including with respect to any forward-looking statements, or (iii) undertake to update any of the information contained herein or provide additional information as a result of new information or future events or developments.

Harmony’s Strategy for Growth Optimize WAKIX ® Performance Expand Clinical Utility of WAKIX Acquire New Assets 3

4 Q1 2022 WAKIX® Net Revenue Performance Q1 2022 Net Revenue of $85.3M 1Q21 4Q21 1Q22 ∆ 1Q22 vs. 4Q21 ∆ 1Q22 vs. 1Q21 $59.7 $91.2 $85.3 (6%) 43% WAKIX Net Revenue ($M) $59.7 $85.3 Q1 2021 Q1 2022 ƒ 43% growth Q1 2022 vs. Q1 2021 ƒ Surpassed $500M in cumulative net revenue – achieved in less than 2 ½ years since launch 43%

Driving Growth Through Our Launch For WAKIX Q1 2022 Performance 5 Average # of WAKIX Patients Continued Growth in Depth & Breadth of Prescriber Base U.S. Covered Lives With Formulary Access A W ~3,900 U >80% Healthcare Professional Educational Initiatives Managed Care Education & Outreach Patient Outreach Programs & Support >70% In-Person Access to HCPs

INTUNE Study:
Phase 3 Registrational Trial of Pitolisant in Idiopathic Hypersomnia



Open-Label Phase (N=~200)
Double-Blind Randomized Withdrawal Phase
Screening + Baseline
Titration + Dose Optimization
Stable Dose
Responders Randomized
Pitolisant
Placebo
Safety Follow-up
-28D through -1D
Titration: Weeks 1-3
Optimization: Weeks 4-6
Weeks 7-8
Weeks 9-12
Weeks 13-16

<u>Trial Design:</u>

- Double-blind, placebo-controlled, randomized withdrawal study in patients with IH ≥18 years old
- ~200 patients to be enrolled into open-label dose optimization phase; responders will subsequently be entered into the randomized withdrawal phase
- ~60 - 80 clinical trial sites in the US

<u>Objectives:</u>

- <u>Primary objective</u>: to evaluate the safety and efficacy of pitolisant compared with placebo in treating EDS in patients with IH ≥18 years old
- <u>Secondary objectives</u>: to assess the impact of pitolisant on overall symptoms of IH, patient impression of overall change in their IH, investigator assessment of overall IH severity, functional status and activities of daily living, sleep-related impairment, sleep inertia, and cognitive function

IH=Idiopathic Hypersomnia; ESS=Epworth Sleepiness Scale; EDS=Excessive Daytime Sleepiness

HARMONY BIOSCIENCES 6

7 Harmony Development Pipeline Product / Indication Pre-IND Phase 1 Phase 2 Phase 3 Regulatory Filing(1) Marketed Product Upcoming Milestones Pitolisant Top line data 2H2022 Top line data 2023 1. Includes New Drug Applications and supplemental New Drug Applications. Prader-Willi Syndrome (PWS) Myotonic Dystrophy (DM) HBS-102 EDS in Narcolepsy (Adults) Cataplexy in Narcolepsy (Adults) Prader-Willi Syndrome (PWS) WAKIX® Idiopathic Hypersomnia (IH) Trial initiated 1H2022 Pediatric Narcolepsy(2) Trial completed Pre-clinical POC 2022 2. Bioprojet conducted pediatric narcolepsy trial

8 HBS-102: Preclinical POC Study in PWS ƒ Melanin Concentrating Hormone (MCH) neurons are located in the hypothalamus and function as a key control center of feeding behavior and energy metabolism ƒ HBS-102 is an MCH receptor-1 (MCHR1) antagonist and this class of compounds has been shown to mediate the activity of MCH neurons ƒ Preclinical POC study planned to assess the effects of the MCHR1 antagonist HBS-102 on hyperphagia, weight gain and other metabolic parameters in a preclinical model (SNORD 116 KO mouse model) of PWS

Q1 2022 Financial Highlights $59.7 $85.3 Q1 2021 Q1 2022 (In millions, USD) 1. Non-GAAP Adjusted Net Income= GAAP Net Income excluding non-cash interest expense, depreciation, amortization, stock-based compensation, other non-operating items and tax effect of these items 9 Net Product Revenues Non-GAAP Adjusted Net Income(1) $16.0 $31.1 Q1 2021 Q1 2022 43% 94% Strong Operating Performance Growth in Net Product Revenues and Non-GAAP Adjusted Net Income(1)

Q1 2022 Financial Summary 10 (In millions, USD) Three Months Ended March 31, 2022 2021 Net Product Revenues $85.3 $59.7 Cost of Product Sold 14.7 10.4 Total Operating Expenses $43.0 $34.7 R&D Expense 7.6 4.7 S&M Expense 17.6 15.5 G&A Expense 17.9 14.5 Net Income $21.5 $7.4 Cash & cash equivalents $224.5 Totals may not foot due to rounding

Q1 2022 GAAP vs Non-GAAP Reconciliation 11 (In millions, USD) Three Months Ended March 31, 2022 2021 GAAP net income $21.5 $7.4 Non-cash interest expense(1) 0.4 0.7 Depreciation 0.1 0.1 Amortization(2) 5.1 4.6 Stock-based compensation expense 4.9 3.3 Income tax effect related to Non-GAAP adjustments(3) (0.9) - Non-GAAP adjusted net income $31.1 $16.0 GAAP net income per diluted share $0.35 $0.13 Non-GAAP adjusted net income per diluted share $0.51 $0.27 Weighted average number of shares of common stock used in non-GAAP diluted per share 60,586,875 58,805,285 Totals may not foot due to rounding 1. Includes amortization of deferred finance charges 2. Includes amortization of intangible assets related to WAKIX 3. Calculated using the reported effective tax rate for the periods presented

Thank You